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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       We consent to the incorporation by reference in Registration Statement No. 333-19987 on Form S-3, Registration Statement No. 333-22745 on Form S-8, Registration Statement No. 333-23547 on Form S-4, Registration Statement No. 333-63443 on Form S-3, Registration Statement No. 333-42930 on Form S-8, Registration Statement No. 333-44960 on Form S-3, Registration Statement No. 333-63980 on Form S-3, Registration Statement No. 333-117512 on Form S-8 and Registration Statement No. 333-121762 on Form S-4 of our reports dated March 2, 2005, relating to the consolidated financial statements of Diamond Offshore Drilling, Inc. (the "Company") and to management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2004.


DELOITTE & TOUCHE LLP


Houston, Texas
March 2, 2005